UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒ Preliminary Proxy Statement

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☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under § 240.14a-12

Clearside Biomedical, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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CLEARSIDE BIOMEDICAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 30, 2025

Dear Stockholder:

The Annual Meeting of Stockholders of Clearside Biomedical, Inc. (the “Company”) will be held at the offices of the Company at 900 North Point Parkway, Suite 200, Alpharetta, Georgia 30005, on Friday, May 30, 2025 at 8:00 a.m. local time for the following purposes:

1. To elect the Board’s nominees, George Lasezkay, Christy L. Shaffer and Anthony S. Gibney, to the Board of Directors to hold office until the 2028 Annual Meeting of Stockholders.

2. To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement accompanying this Notice.

3. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm, or auditors, for the year ending December 31, 2025.

4. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 200,000,000 shares to 400,000,000 shares.

5. To conduct any other business properly brought before the meeting, including any adjournments or postponements of the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice. All stockholders are invited to attend the meeting in person. The record date for the Annual Meeting is April 1, 2025. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

Alpharetta, Georgia	Charles Deignan
April [ ], 2025	Chief Financial Officer

We are primarily providing access to our proxy materials over the internet pursuant to the Securities and Exchange Commission’s notice and access rules. On or about April [●], 2025, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials that will indicate how to access our 2025 Proxy Statement and 2024 Annual Report on the internet and will include instructions on how you can receive a paper copy of the annual meeting materials, including the notice of annual meeting, proxy statement and proxy card.

Whether or not you expect to attend the meeting in person, please submit voting instructions for your shares promptly using the directions on your Notice, or, if you elected to receive printed proxy materials by mail, your proxy card, to vote by one of the following methods: 1) over the internet at www.proxypush.com/CLSD, 2) by telephone by calling the toll-free number (866) 291-7286, or 3) if you elected to receive printed proxy materials by mail, by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

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CLEARSIDE BIOMEDICAL, INC.

900 North Point Parkway, Suite 200

Alpharetta, Georgia 30005

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 30, 2025

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board” or “Board of Directors”) of Clearside Biomedical, Inc. (sometimes referred to as the “Company” or “Clearside”) is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April [●], 2025 to all stockholders of record entitled to vote at the annual meeting.

How do I attend the annual meeting?

The meeting will be held on Friday, May 30, 2025 at 8:00 a.m. local time at the offices of the Company at 900 North Point Parkway, Suite 200, Alpharetta, Georgia 30005. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 1, 2025 will be entitled to vote at the annual meeting. On this record date, there were 77,279,286 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 1, 2025 your shares were registered directly in your name with Clearside’s transfer agent, Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust Company, LLC), then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 1, 2025 your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are four matters scheduled for a vote:

• Proposal No. 1 — Election of three directors;

• Proposal No. 2 — Approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement;

• Proposal No. 3 — Ratification of selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025; and

• Proposal No. 4 — Approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 200,000,000 shares to 400,000,000 shares.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all of the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy in one of three ways: online, by telephone or using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

• To vote online, go to www.proxypush.com/CLSD. You will be asked to provide the Company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on May 29, 2025 to be counted.

• To vote over the telephone, dial toll-free (866) 291-7286. You will be asked to provide the Company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on May 29, 2025 to be counted.

• To vote by mail if you requested printed proxy materials, you can vote by promptly completing and returning your signed proxy card in the envelope provided. You should mail your signed proxy card sufficiently in advance for it to be received by May 29, 2025.

• To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Please follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with the proxy materials, or contact that organization to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 1, 2025.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the annual meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of each of the nominees for director, “For” the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement, “For” the ratification of Ernst & Young LLP as independent auditors for the year ending December 31, 2025, and “For” the amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 200,000,000 shares to 400,000,000 shares. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposals No. 1 and No. 2 are considered to be “non-routine” under NYSE rules, meaning that your broker may not vote your shares on that proposal in the absence of your voting instructions. However, we have been advised by NYSE that Proposals No. 3 and No. 4 are each considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker, bank or other agent by its deadline, your shares may be voted by your broker, bank or other agent in its discretion on Proposals No. 3 and No. 4.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

• You may submit another properly completed proxy card with a later date.

• You may grant a subsequent proxy by telephone or through the internet.

• You may send a timely written notice that you are revoking your proxy to Clearside’s Corporate Secretary at 900 North Point Parkway, Suite 200, Alpharetta, Georgia 30005.

• You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by that organization.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by [●], 2025 to our Corporate Secretary at 900 North Point Parkway, Suite 200, Alpharetta, Georgia 30005. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must deliver your notice to our Corporate Secretary at the address above between January 30, 2026 and March 1, 2026. Your notice to the Corporate Secretary must set forth information specified in our bylaws, including your name and address and the class and number of shares of our stock that you beneficially own. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

If you propose to bring business before an annual meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting that business at the annual meeting and (b) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director, the following: (1) the name, age, business address and residence address of the person; (2) the principal occupation or employment of the person; (3) the class and number of shares of our stock that are owned of record and beneficially owned by the person; (4) the date or dates on which the shares were acquired and the investment intent of the acquisition; and (5) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated under the Exchange Act, including the person’s written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack of independence, of the proposed nominee.

In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide in their notice any additional information required by Rule 14a-19(b) under the Exchange Act.

For more information, and for more detailed requirements, please refer to our Amended and Restated Bylaws, filed as an exhibit to our most recent Annual Report on Form 10-K, filed with the SEC on March 27, 2025.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposals No. 1 and No. 2 are considered to be “non-routine” under NYSE rules, and we therefore expect broker non-votes to exist in connection with these proposals. We have been advised by NYSE that Proposal No. 3 and Proposal No. 4 are considered to be “routine,” and we therefore do not expect broker non-votes to exist in connection with these proposals.

As a reminder, if you are a beneficial owner of shares held in street name, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent in order to ensure your shares are voted in the way you would prefer.

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes. Votes will be counted by the inspector of elections appointed for the Annual Meeting.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	Three nominees receiving the most “For” votes; withheld votes will have no effect.	Not applicable	No effect

2	Non-binding advisory approval of the compensation of our named executive officers(1)	“For” votes from the holders of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter.	Against	No effect

3	Ratification of selection of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2025(2)	“For” votes from the holders of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter.	Against	Not applicable

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
4	Amendment to our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 200,000,000 shares to 400,000,000 shares(2)	“For” votes from the holders of a majority of the total votes cast on the proposal.	No effect	Not applicable

(1) As this is an advisory vote, the result will not be binding on our Board. However, our Board values our stockholders’ opinions, and our Board and the Compensation Committee will take into account the outcome of the advisory vote when considering future named executive officer compensation decisions.

(2) This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal. We do not expect there to be broker-non votes on this matter.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum is present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On April 1, 2025, there were 77,279,286 shares outstanding and entitled to vote. Thus, the holders of 38,639,644 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting.

PROPOSAL NO. 1 —

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes and currently has nine members. Each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

There are three directors in the class whose term of office expires in 2025. Two of these directors, George Lasezkay and Christy L. Shaffer, were previously elected by our stockholders. The third director, Anthony S. Gibney, was appointed by the Board in April 2024. Mr. Gibney was recommended to our Nominating and Corporate Governance Committee by the executive team. Our Nominating and Corporate Governance Committee then recommended Mr. Gibney’s appointment to the Board. If re-elected or elected, as applicable, at the Annual Meeting, each of these nominees will serve until the 2028 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until his or her death, resignation or removal. It is our policy to invite and encourage directors and nominees for director to attend the Annual Meeting. All of the directors then serving on our Board of Directors attended the 2024 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. Broker non-votes will have no effect on the vote. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee instead will be voted for the election of a substitute nominee that we propose. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

Nominees for Election for a Three-Year Term Expiring at the 2028 Annual Meeting

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this proxy statement.

The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to believe that nominee should continue to serve on the Board. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

George Lasezkay, Pharm.D., J.D., age 73

Dr. Lasezkay has served as a director of our company since 2017 and our President and Chief Executive Officer since March 2020. He previously served as our Interim Chief Executive Officer from April 2019 to March 2020. Dr. Lasezkay served as Executive Vice President and General Counsel of Acucela Inc., a publicly traded ophthalmic pharmaceutical company, from 2015 to 2016. From 2005 to 2015, he was President of HorizonPharma Group, a biopharmaceutical consulting practice. From 2013 to 2017, he was an adjunct professor of pharmaceutical law and policy at the University of San Diego School of Law. From 1989 to 2002, Dr. Lasezkay served in various legal and senior executive roles of increasing responsibility at Allergan, Inc., a global pharmaceutical and medical aesthetics company, culminating as the Corporate Vice President for Corporate Development. Dr. Lasezkay received his B.S. and Pharm.D. degrees from the University of Buffalo, a J.D. degree from the University of Southern California Gould School of Law and a Certificate from the Straus Institute for Dispute Resolution from Pepperdine University School of Law. Our Board of Directors believes that Dr. Lasezkay’s role as our President and Chief Executive Officer, his scientific and legal background, his experience as a pharmaceutical executive, and his diverse experience as a director of a number of emerging biopharmaceutical companies provide him with the qualifications and skills to serve as a director of our company.

Christy L. Shaffer, Ph.D., age 67

Dr. Shaffer has served as a director of our company since 2012 and as the chairperson of our Board of Directors from 2012 to 2018. Since 2011, Dr. Shaffer has served as a Venture Partner with Hatteras Venture Partners, an investment firm, and as Managing Director of Hatteras Discovery, which invests in early-stage companies in the life sciences industry sector. From 1995 to 2010, Dr. Shaffer served in increasing leadership positions at Inspire Pharmaceuticals, a publicly held biopharmaceutical company, beginning as the company’s first full-time employee and Director of Clinical Operations and eventually being appointed as Chief Executive Officer and a director of the company in 1999, as its President in 2005 and a member of its Development Committee in 2009. Prior to Inspire, she was a clinical research scientist, international project leader and Associate Director of Pulmonary and Critical Care Medicine at Burroughs Wellcome Co. Dr. Shaffer currently serves on the board of directors of a number of private companies, and previously served on the board of directors of Graybug Vision, Inc. from 2015 until the acquisition of Graybug Vision, Inc. by CalciMedica Inc. in March 2023. Dr. Shaffer has served in leadership roles on several non-profit boards, including as chair of the Morehead Planetarium and Science Center’s advisory board, on the Board of Trustees for the Cystic Fibrosis Foundation, and as chair of the board of CFF Therapeutic, Inc. Dr. Shaffer is a receptor pharmacologist by training, earning her Ph.D. in Pharmacology from the University of Tennessee’s Health Science Center in Memphis, Tennessee. She completed post-doctoral training at The Chicago Medical School as well as the University of North Carolina at Chapel Hill. Our Board of Directors believes that Dr. Shaffer’s scientific background and her leadership experience as chief executive officer of a public company in the biopharmaceutical industry provide her with the qualifications and skills to serve as a director of our company.

Anthony S. Gibney, age 54

Mr. Gibney has served as a director of our company since April 2024 and as the chairperson of our Board of Directors since November 2024. Most recently, Mr. Gibney served as the Executive Vice President, Chief Business & Strategy Officer of IVERIC Bio, Inc. from December 2021 until its acquisition by Astellas Pharma Inc. in July 2023. Prior to that, Mr. Gibney served as Chief Financial Officer and Chief Business Officer at Fog Pharmaceuticals, Inc., where he oversaw its business development, strategy and finance functions, from May 2020 to December 2021, and as Executive Vice President and Chief Business Officer at Achillion Pharmaceuticals, Inc. from 2018 until its sale to Alexion Pharmaceuticals, Inc. in May 2020. Before Achillion, Mr. Gibney was a Managing Director and co-head of the Biotechnology Investment Banking team at Leerink Partners LLC, and Managing Director of Merrill Lynch’s Healthcare Group. Mr. Gibney has served on the board of directors of LAPIX Therapeutics, Inc. since January 2024 and on the board of directors of InflaRx N.V. since May 2021. Mr. Gibney is also an independent consultant and advisor to biotechnology companies on financial and strategic matters. Mr. Gibney received a B.A. in Economics and a B.A. in History from Yale University. Our Board of Directors believes that Mr. Gibney’s experience as an executive of biotechnology companies and as a life sciences-focused investment banker provide him with the qualifications and skills to serve as a director of our company.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2026 ANNUAL MEETING

Jeffrey L. Edwards, age 64

Mr. Edwards has served as a director of our company since September 2018. Mr. Edwards retired from Allergan, Inc. in 2015 after nearly 22 years. From 2005 to 2014, he served as Executive Vice President, Finance and Business Development, Chief Financial Officer at Allergan. From 2003 to 2005 he served as Allergan’s Corporate Vice President, Corporate Development and previously served as Senior Vice President, Treasury, Tax and Investor Relations. Prior to joining Allergan, Mr. Edwards was with Banque Paribas from 1992 to 1993 and Security Pacific National Bank from 1983 to 1992, where he held various senior-level positions in the credit and business development functions. Mr. Edwards has served on the boards of directors of FibroGen, Inc. since 2015 and Bio-Rad Laboratories, Inc. since 2017, and previously served on the board of directors of Lifecore Biomedical, Inc. (formerly Landec Corporation) from October 2020 to November 2024. Mr. Edwards received a B.A. degree in Sociology from Muhlenberg College and completed the Advanced Management Program at the Harvard Business School. Our Board of Directors believes that Mr. Edwards’ experience as a pharmaceutical company executive, his financial expertise and his experience serving on the boards of publicly traded life sciences companies provide him with the qualifications and skills to serve as a director of our company.

Clay B. Thorp, age 56

Mr. Thorp has served as a director of our company since 2012 and as the chairperson of our Board of Directors from June 2023 to October 2024. In 2001, Mr. Thorp co-founded and has since served as General Partner of Hatteras Venture Partners, an investment firm, where he leads investments in a range of life science companies in the biopharmaceutical, medical device, diagnostics and research informatics sectors. Previously, he was instrumental in the founding of several life sciences companies, including serving as co-founder, Chief Executive Officer and Chairman of Synthematix, Inc., a chemistry informatics company that was acquired by Symyx Technologies in 2005, co-founder of PhaseBio Pharmaceuticals, Inc., co-founder and head of corporate development for Novalon Pharmaceutical Corporation, which was sold to Karo Bio in 2000, and co-founder and president of Xanthon, Inc., a bioinformatics company with electro-chemical detection technology for direct analysis of DNA, RNA and proteins. Within the past five years, he served as a member of the boards of directors of the publicly held companies PhaseBio Pharmaceuticals, Inc. and Vigil Neuroscience Inc. Mr. Thorp holds a Masters of Public Policy degree from Harvard University and a B.A. degree in Mathematics and History from the University of North Carolina at Chapel Hill. Our Board of Directors believes that Mr. Thorp’s experience as an entrepreneur and an investor in life sciences companies provide him with the qualifications and skills to serve as a director of our company.

Benjamin R. Yerxa, Ph.D., age 59

Dr. Yerxa has served as a director of our company since March 2022. Dr. Yerxa currently serves as the President of Opus Genetics, after serving as its Chief Executive Officer from July 2022 to October 2024. Prior to that, Dr. Yerxa served as the Chief Executive Officer of the Foundation Fighting Blindness from 2017 to July 2022, and as the Chief Executive Officer of the Retinal Degeneration Fund, a position he held from 2018 to July 2022. He previously served in roles of increasing responsibility at Envisia Therapeutics from 2013 to 2017, including as its Chief Scientific Officer and President. Dr. Yerxa also served as Chief Scientific Officer of Liquidia Technologies from 2012 to 2015. Prior to Liquidia, Dr. Yerxa co-founded our company and served as our Vice President, Research and Development from 2011 to 2012. Dr. Yerxa also serves on the board of directors of a private ophthalmic company. Dr. Yerxa received a B.A. in chemistry from the University of California, San Diego and a Ph.D. in organic chemistry from the University of California, Irvine. Our Board of Directors believes that Dr. Yerxa’s pharmaceutical and biotechnology leadership experience and his experience in drug discovery and development experience provide him with the qualifications and skills to serve as a director of our company.

Directors Continuing in Office Until the 2027 Annual Meeting

Richard Croarkin, age 70

Mr. Croarkin has served as a director of our company since 2016. From 2010 until his retirement in 2013, Mr. Croarkin served as the Chief Financial Officer of Nestlé Health Science, S.A., a division of Nestlé focused on medicalized nutrition solutions for chronic medical conditions. From 2007 to 2010, Mr. Croarkin was the Senior Vice President, Chief Financial Officer, and Corporate Strategy Officer of Alcon, Inc., a public ophthalmic pharmaceutical and medical device company. Prior to that, Mr. Croarkin served as the Chief Financial Officer at Pepsi Latin America from 1993 to 1994 and Nestle Waters North America, Inc. from 1994 to 2007. Mr. Croarkin also served on the on the board of directors of Aerie Pharmaceuticals, Inc. from 2015 until November 2022. Mr. Croarkin received his B.A. degree in Economics from Georgetown University and his M.B.A. degree in Finance from the University of Connecticut. Our Board of Directors believes that Mr. Croarkin’s financial background and healthcare experience provide him with the qualifications and skills to serve as a director of our company.

William D. Humphries, age 58

Mr. Humphries has served as a director of our company since 2012 and served as the chairperson of our Board of Directors from 2018 to June 2023. Mr. Humphries has served as the Chief Executive Officer of MedPharm, a global contract development and manufacturing organization, since January 2025. Prior to that, Mr. Humphries served as the Chief Executive Officer of Alcami Corporation from June 2023 to January 2025. Prior to Alcami, he served as Chief Executive Officer of Isosceles Pharmaceuticals Inc. from May 2021 to June 2023. From 2018 to December 2020, he served as President and Group Company Chairman, Ortho Dermatologics of Bausch Health Companies Inc., where he previously served as Executive Vice President, Company Group Chairman, Dermatology from 2017 to 2018. From 2012 to 2016, he served as President and Chief Executive Officer of the North American business of Merz, Inc., an affiliate of Merz Pharma Group, a specialty healthcare company. From 2006 to 2012, he served in a number of leadership positions with Stiefel Laboratories, Inc., a dermatology pharmaceutical company, including as its Chief Commercial Officer and then as its President beginning in 2008. Stiefel was acquired by GlaxoSmithKline in 2009. After the acquisition, Mr. Humphries served as the President of Dermatology for Stiefel from 2009 until 2012. Before Stiefel, Mr. Humphries served in executive roles in sales and marketing, business development, and international marketing for Allergan, Inc., concluding as vice president of its U.S. skincare business. Mr. Humphries currently serves as a director of the publicly held company Aclaris Therapeutics, Inc. Within the past five years, he has served as a member of the boards of directors of the publicly held companies PhaseBio Pharmaceuticals, Inc. and STRATA Skin Sciences, Inc.Mr. Humphries received his M.B.A. degree from Pepperdine University and a B.A. degree from Bucknell University. Our Board of Directors believes that Mr. Humphries’ experience as a pharmaceutical company executive provides him with the qualifications and skills to serve as a director of our company.

Nancy J. Hutson, Ph.D., age 75

Dr. Hutson has served as a director of our company since April 2020. She retired in 2006 as the Senior Vice President of Global Research and Development at Pfizer Inc. Dr. Hutson has served on the board of directors of BioCryst Pharmaceuticals, Inc. since 2012 and as Chair of the Board since March 2023, and previously served on the boards of directors of Endo International plc from 2014 to April 2024 and PhaseBio Pharmaceuticals, Inc. from 2018 to May 2024. Dr. Hutson received a B.A. in general biology from Illinois Wesleyan University and a Ph.D. in physiology and biochemistry from Vanderbilt University. Our Board of Directors believes that Dr. Hutson’s 30 years of experience in the pharmaceutical industry and her extensive experience in drug research and development provide her with the qualifications and skills to serve as a director of our company.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with our legal counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and our company, our senior management and our independent auditors, the Board has affirmatively determined that Drs. Hutson, Shaffer and Yerxa and Messrs. Croarkin, Edwards, Gibney, Humphries and Thorp, representing eight of our nine current directors, are independent directors within the meaning of the applicable Nasdaq listing standards. In making these determinations, the Board found that none of these directors had a material or other disqualifying relationship with us. Dr. Lasezkay is not currently an independent director under Nasdaq Rule 5605(a)(2)(A) by virtue of his employment with us as our President and Chief Executive Officer.

BOARD LEADERSHIP STRUCTURE

The Board of Directors of the Company has an independent chair, Mr. Gibney, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. We believe that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of our company and our stockholders. As a result, we believe that having an independent Board Chair can enhance the effectiveness of the Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, cybersecurity and reputational risks. One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including the implementation of guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function, if and when we implement any such function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Typically, the entire Board meets with members of management responsible for risk management at least annually, and the applicable Board committees meet at least annually with employees responsible for risk management in the committees’ respective areas of oversight. Both the Board as a whole and the various standing committees receive incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Board Chair the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met four times during 2024. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of 2024 for which he or she was a director or committee member.

As required under applicable Nasdaq listing standards, during 2024, as part of each Board meeting our independent directors met in regularly scheduled executive sessions at which only independent directors were present. Our Board Chair presided over the executive sessions.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee; a Compensation Committee; and a Nominating and Corporate Governance Committee. The following table provides the current membership for each of the Board committees:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Richard Croarkin	X*
Jeffrey L. Edwards	X		X
Anthony S. Gibney	X
Nancy J. Hutson, Ph.D.		X	X
Christy Shaffer, Ph.D.		X*
Clay B. Thorp			X*
Benjamin R. Yerxa, Ph.D.		X

* Committee chair.

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to our company.

AUDIT COMMITTEE

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of our financial statements. The Audit Committee is currently composed of three directors: Messrs. Croarkin, Edwards and Gibney. The Audit Committee met eight times during 2024. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at www.clearsidebio.com.

The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent, as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards. The Board of Directors has also determined that Mr. Croarkin qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Croarkin’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

The principal duties and responsibilities of our Audit Committee include:

• appointing and retaining an independent registered public accounting firm to serve as independent auditor to audit our financial statements, overseeing the independent auditor’s work and determining the independent auditor’s compensation;

• approving in advance all audit services and non-audit services to be provided to us by our independent auditor;

• establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or compliance matters, as well as for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

• reviewing and discussing with management and our independent auditor the results of the annual audit and the independent auditor’s review of our quarterly financial statements;

• conferring with management and our independent auditor about the scope, adequacy and effectiveness of our internal accounting controls, the objectivity of our financial reporting and our accounting policies and practices; and

• periodically reviewing the Company’s material risks relating to data privacy, technology and information security, including cybersecurity, threats and back-up of information systems and the Company’s processes for assessing, identifying, and managing such risks.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2024 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Richard Croarkin, Chair

Jeffrey L. Edwards

Anthony S. Gibney

* The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION COMMITTEE

The Compensation Committee is composed of three directors: Drs. Shaffer, Hutson and Yerxa. All members of the Compensation Committee are independent, as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards. The Compensation Committee met five times during 2024. The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at www.clearsidebio.com.

The principal duties and responsibilities of our Compensation Committee include:

• establishing and approving, and making recommendations to the Board regarding, performance goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of those goals and objectives and setting, or recommending to the full board of directors for approval, the Chief Executive Officer’s compensation, including incentive-based and equity-based compensation, based on that evaluation;

• setting the compensation of our other executive officers, based in part on recommendations of the Chief Executive Officer;

• exercising administrative authority under our stock plans and employee benefit plans;

• establishing policies and making recommendations to our Board regarding director compensation;

• reviewing and discussing with management the compensation discussion and analysis that we may be required from time to time to include in SEC filings;

reviewing and discussing with management our policies and practices related to our management of human capital resources, our corporate culture and strategies in support of diversity, equity and inclusion;

• establishing, approving, modifying and overseeing our compensation clawback or similar policies and any required recoupment and disclosure; and

• preparing a compensation committee report on executive compensation as may be required from time to time to be included in our annual proxy statements or annual reports on Form 10-K filed with the SEC.

Typically, the Compensation Committee meets an average of once every quarter and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Executive Officer and Chief Financial Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. The Compensation Committee also has the right to terminate the services of the Compensation Consultant and appoint a new compensation consultant. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

From June 2018 to September 2024, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”), an independent compensation consulting firm, to periodically assist in the review of our executive and non-employee director compensation programs. However, in September 2024, the Compensation Committee engaged Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), as its independent compensation consultant. In this capacity, Aon has advised the Compensation Committee on compensation matters related to review of our executive and non-employee director compensation programs since September 2024 and will assist the Compensation Committee in formulating such compensation programs for fiscal year 2025.

The Compensation Committee has analyzed whether the work of Pearl Meyer as compensation consultant raises any conflict of interest, taking into account relevant factors in accordance with SEC rules and Nasdaq listing standards. Based on its analysis, our Compensation Committee determined that the work of Pearl Meyer and the individual compensation advisors employed by Pearl Meyer does not create any conflict of interest pursuant to the SEC rules and Nasdaq listing standards. The Compensation Committee also assessed the independence of Aon in connection with their engagement and determined that Aon was independent and that the services provided by Aon did not raise any conflicts of interest.

During 2024, to achieve the objectives listed above, the Compensation Committee requested that Pearl Meyer and subsequently Aon:

•
participate in discussions with the Compensation Committee and selected members of senior management to discuss our executive pay program and practices;
•
•
review our non-employee director compensation policy and recommend changes as deemed appropriate to maintain or improve competitiveness;
•
review short-term incentive award opportunities under our annual bonus plan versus market values for comparable roles and organizations and recommend changes as deemed appropriate to maintain or improve competitiveness; and
•
review long-term incentive award opportunities regarding our equity grant target guidelines versus market values for comparable roles and organizations and recommend changes as deemed appropriate to maintain or improve competitiveness.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee is composed of three directors: Messrs. Thorp and Edwards and Dr. Hutson. All members of the Nominating and Corporate Governance Committee are independent, as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards. The Nominating and Corporate Governance Committee met four times during 2024. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at www.clearsidebio.com.

The Nominating and Corporate Governance Committee’s responsibilities include:

•
assessing the need for new directors and identifying individuals qualified to become directors;
•
recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•
assessing individual director performance, participation and qualifications;
•
developing and recommending to the Board corporate governance principles;
•
monitoring the effectiveness of the Board and the quality of the relationship between management and the Board; and
•
overseeing an annual evaluation of the Board’s performance.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and our company, to maintain a balance of knowledge, experience and capability. Although the Company does not have a formal policy governing diversity among directors, the Board strives to identify candidates with diverse backgrounds. The Board recognizes the value of overall diversity and consider members’ and candidates’ opinions, perspectives, personal and professional experiences, and backgrounds, including age, gender, race, ethnicity, and country of origin. We believe that the judgment and perspectives offered by a diverse board of directors improves the quality of decision making and enhances our business performance.

The Nominating and Corporate Governance Committee appreciates the value of thoughtful board refreshment and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to our company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Corporate Secretary, Clearside Biomedical, Inc., 900 North Point Parkway, Suite 200, Alpharetta, Georgia 30005, at least 90 days, but not more than 120 days, prior to the anniversary date of the preceding year’s annual meeting of stockholders. Submissions must include the information required by our bylaws, including the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Board or the director in care of Clearside Biomedical, Inc., 900 North Point Parkway, Suite 200, Alpharetta, Georgia 30005, Attn: Corporate Secretary. Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent and the number and class of shares of our stock that are owned beneficially by the stockholder as of the date of the communication.

These communications will be reviewed by our Corporate Secretary, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider communications that contain advertisements or solicitations or are unduly hostile, threatening or similarly inappropriate. All communications directed to the Audit Committee in accordance with our Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters that relate to questionable accounting or auditing matters involving our company will be promptly and directly forwarded to the Audit Committee.

Any interested person may communicate directly with the non-management directors. Persons interested in communicating directly with the non-management directors regarding their concerns or issues may do so by addressing correspondence to a particular director, or to the non-management directors generally, in care of Clearside Biomedical, Inc., 900 North Point Parkway, Suite 200, Alpharetta, Georgia 30005. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the chair of the Audit, Compensation, or Nominating and Corporate Governance Committee.

CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.clearsidebio.com. The Audit Committee is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for executive officers and directors. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the amendment or waiver on our website.

Insider Trading Policy and Hedging Policy

We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers, employees and consultants that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. This policy prohibits, among other things, trading in our common stock that would violate these laws and regulations, and it also imposes other restrictions such as event-driven trading blackout periods and pre-clearance requirements for trading intended to protect against inadvertent violations of these laws and regulations. Pursuant to our Insider Trading Policy, it is the Company’s policy to comply with applicable laws and regulations relating to insider trading when engaging in transactions in the Company’s securities. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended December 31, 2024.

Under our Insider Trading Policy, directors and executive officers of the Company are prohibited from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts or other inherently speculative transactions with respect to our common stock. We maintain this policy because hedging transactions, which might be considered short-term bets on the movements of our common stock, could create the appearance that the person is trading on inside information. In addition, such transactions may also focus on the person’s attention on short-term performance at the expense of our long-term objectives.

CLAWBACK Policy

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, as amended. Additionally, we have implemented a Dodd-Frank Act-compliant clawback policy, as required by SEC rules.

PROPOSAL NO. 2 —

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Section 14A of the Exchange Act, the Company’s stockholders are entitled to vote to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules. This advisory (non-binding) vote is commonly referred to as a “say-on-pay” vote.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the policies and practices described in this proxy statement. The compensation of the Company’s named executive officers subject to the say-on-pay vote is disclosed in the compensation tables and the related narrative disclosures that accompany the compensation tables contained in the “Executive Compensation” section of this proxy statement. As described in those disclosures, the Company believes that its compensation policies and decisions are strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

The Board adopted the stockholders’ recommendation at the 2022 Annual Meeting and elected to hold a stockholder vote on “say-on-pay” annually. Accordingly, the Board of Directors is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and any related narrative disclosures that accompany the compensation tables in the Company’s proxy statement for its 2025 Annual Meeting of Stockholders, is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board of Directors or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the affirmative vote of the holders of a majority of the shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3 —

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board has selected Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited our financial statements since inception. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor our other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of our company and our stockholders.

The affirmative vote of the holders of a majority of the shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter will be required to ratify the selection of Ernst & Young LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to us for the years ended December 31, 2024 and 2023 by Ernst & Young LLP, our principal accountant.

	Year Ended December 31,
	2024	2023

Audit Fees	$522,337	$518,211

All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The affirmative vote of the holders of a majority of the shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter will be required to ratify the selection of Ernst & Young LLP.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL NO. 3.

PROPOSAL NO. 4

APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors is requesting stockholder approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the Company's authorized number of shares of common stock from 200,000,000 shares to 400,000,000 shares (the “Proposed Amendment”).

The full text of the Proposed Amendment is set forth in Appendix A to this Proxy Statement. The Proposed Amendment would not affect the number of authorized shares of preferred stock. Currently, there are no shares of preferred stock issued and outstanding.

Effects of the Proposed Amendment

The additional shares of common stock to be authorized by adoption of the Proposed Amendment would have rights identical to the currently outstanding common stock of the Company. Adoption of the Proposed Amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock of the Company, except for effects incidental to increasing the number of shares of the Company's common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. If the Proposed Amendment is adopted, it will become effective upon filing of a Certificate of Amendment of our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

As a general matter, the increase in our authorized but unissued shares of common stock as a result of the Proposed Amendment would enable the Board to issue additional shares of common stock in its discretion from time to time for general corporate purposes, including stock dividends and/or stock splits, expanding our business through strategic transactions, providing equity incentives to employees, officers or directors, and the raising of additional capital. Such issuances would occur without further action or approval of our stockholders and would be subject to and limited by any rules or listing requirements of Nasdaq or of any other applicable rules or regulations. Our stockholders do not have preemptive rights to subscribe to additional securities that we may issue, which means that current stockholders do not have a prior right thereunder to purchase any new issuance of shares of common stock, or securities that are convertible into shares of common stock, in order to maintain their proportionate ownership interests in the Company.

The additional shares of common stock that would become available for issuance if the Proposed Amendment is adopted could also be used to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board of Directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board of Directors currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Reasons for the Increase in Authorized Shares and Risks to Stockholders of Not Approving this Proposal No. 4

In addition to the 77,279,286 shares of common stock outstanding on the record date, the Board of Directors has reserved an aggregate of (i) 14,822,002 shares of common stock for outstanding stock awards granted under our 2011 Stock Incentive Plan and our 2016 Equity Incentive Plan, (ii) 17,236 shares of common stock for a non-plan option, (iii) 1,167,507 shares for future issuance under our 2016 Equity Incentive Plan, (iv) 318,127 shares of common stock for future issuance under our 2016 Employee Stock Purchase Plan and (v) 11,140,907 shares of common stock for issuance upon exercise of outstanding warrants. Accordingly, as of the record date, the Company had 95,254,935 unissued, unreserved shares of common stock.

We have also entered into an at-the-market sales agreement with Cantor Fitzgerald & Co., as sales agent, under which we may offer and sell, from time to time at our sole discretion, shares of common stock. As of the record date, there was $45.8 million available for future sales under the at-the-market sales agreement. Except for shares of common stock reserved for grant(s) pursuant to our equity incentive plan and employee stock purchase plan, the exercise of warrants and the at-the-market sales agreement described above, we do not currently have any other plans, agreements, commitments or understandings with respect to the issuance of additional shares (or the currently authorized but unissued shares) of common stock, nor do we currently have any plans, arrangements, commitments or understandings with respect to the issuance of any shares of preferred stock.

We expect to incur significant expenses and operating losses over the next several years. Until such time, if ever, as we can generate substantial product revenue, we may finance our cash needs through a combination of equity offerings, debt financings, and payments from current and future potential collaboration, license and development agreements. We regularly consider fund raising opportunities and may decide, from time to time, to raise capital based on various factors, including market conditions and our plans of operation. In this regard, if the Board of Directors determines that raising additional capital through issuing the additional shares of common stock is desirable, we want to be able to act quickly if market conditions are favorable. We have historically primarily financed our operations through public offerings and private placements of our equity securities and loan agreements.

Given that we have reserved a substantial amount of our current remaining authorized and unissued shares of common stock for issuance pursuant to exercisable securities and for issuance under our equity compensation plans, our ability to secure additional funding through the sale of common stock is limited; if this Proposal No. 4 is not approved, we may not be able to raise future capital without first obtaining stockholder approval for an increase in the number of authorized shares of common stock. The cost, prior notice requirements and delay involved in obtaining stockholder approval at the time that corporate action may be necessary or desirable would likely negatively impact our ability to raise capital, our ability to fund our ongoing business operations and the trading price of our common stock.

In summary, if our stockholders do not approve this Proposal No. 4, we may not be able to access the capital markets, continue to conduct the research and development and clinical and regulatory activities necessary to bring our product candidates to market, fund our operations, enter into license or development agreements, attract, retain and motivate employees, officers, directors, consultants and/or advisors, and pursue other business opportunities integral to our growth and success, all of which could severely harm our business and our prospects.

Although, at present, the Board of Directors has no other plans to issue the additional shares of common stock, it desires to have the shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval. These purposes may include raising capital; providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; expanding the Company's business or products through the acquisition of other businesses or products; and other purposes.

Pursuant to Section 242(d)(2) of the Delaware General Corporation Law, the affirmative vote of the majority of the votes cast will be required to approve this amendment to the Company's Amended and Restated Certificate of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" PROPOSAL NO. 4.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table sets forth information concerning our current executive officers:

Name	Position
George Lasezkay, Pharm.D., J.D.	President and Chief Executive Officer
Charles A. Deignan	Chief Financial Officer
Victor Chong, M.D.	Chief Medical Officer

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following sets forth certain information with respect to our executive officers who are not directors, as of the date of this proxy statement. Information with respect to Dr. Lasezkay is set forth above under Proposal 1, Election of Directors.

Charles A. Deignan, age 60

Mr. Deignan has served as our Chief Financial Officer since 2012. From 2009 to 2011, Mr. Deignan was Vice President of Finance and Administration for Salutria Pharmaceuticals. Previously, from 1999 to 2009, Mr. Deignan served in a number of roles with AtheroGenics, Inc., a publicly held biopharmaceutical company, including as its Vice President of Finance and Administration. Prior to that, he held management positions at AAIPharma, Inc. and Schering-Plough. Mr. Deignan received a B.S. degree in Business Administration from Boston University.

Victor Chong, M.D., age 59

Dr. Chong has served as our Chief Medical Officer since March 2024. Most recently Dr. Chong served as Vice President, Global Head of Retina DAS at Johnson & Johnson Innovative Medicine (formerly Janssen) from September 2021 to March 2024. Prior to that, Dr. Chong served as the Global Head of Medicine, Retinal Health at Boehringer Ingelheim from 2016 to September 2021. Dr. Chong received a Bachelor of Medicine and Bachelor of Surgery from the University of Glasgow, a MPhil in Cell Biology and Pathology from University College London, an M.D. by research in Ophthalmology from King’s College and an M.B.A. from Quantic School of Business and Technology.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 1, 2025, except as set forth below, by: (1) each director, (2) each of the executive officers named in the Summary Compensation Table, (3) all current executive officers and directors as a group and (4) all those known by us to be beneficial owners of more than five percent of our common stock. Except as set forth below, the principal business address of each such person or entity is c/o Clearside Biomedical, Inc., 900 North Point Parkway, Suite 200, Alpharetta, Georgia 30005.

	Beneficial Ownership (1)
Name of Beneficial Owner	Shares	Percentage
Principal Stockholders:
Bradford T. Whitmore and affiliated entities (2)	6,523,511	8.4%
Stephen Boyd Wiles (3)	4,003,553	5.2
Named Executive Officers and Directors:
George Lasezkay, Pharm.D., J.D. (4)	1,936,639	2.5
Charles A. Deignan (5)	1,345,223	1.7
Victor Chong, M.D. (6)	231,250	*
Richard Croarkin (7)	169,736	*
Jeffrey L. Edwards (7)	152,500	*
Anthony S. Gibney (8)	126,250	*
William D. Humphries (9)	203,540	*
Nancy J. Hutson, Ph.D. (10)	193,000	*
Christy L. Shaffer, Ph. D. (11)	230,955	*
Clay B. Thorp (12)	328,641	*
Benjamin R. Yerxa, Ph. D. (13)	107,957	*
All current directors and executive officers as a group (11 persons) (14)	5,025,691	6.2

* Represents beneficial ownership of less than 1%.

(1) This table is based upon information supplied by officers, directors and principal stockholders and a review of Schedule 13G and Schedule 13D and Section 16 filings with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 77,279,286 shares of common stock outstanding on April 1, 2025, adjusted as required by rules promulgated by the SEC.

(2) This information has been obtained from a Schedule 13G/A filed on March 4, 2025 by Bradford T. Whitmore (“Whitmore”), Grace Brothers, LP (“Grace”), Whitmore Holdings, LLC (“WHLLC”) and Bradford Whitmore Trust (“Whitmore Trust”). Includes (a) 2,254,542 shares of common stock held by Grace, and (b) 4,268,969 shares of common stock held by WHLLC. Whitmore Trust has shared voting power of the shares held by WHLLC as the sole member of WHLLC, and Whitmore is the sole trustee of Whitmore. Whitmore has shared voting power of the shares held by Grace as the general partner of Grace. The business address of these entities is c/o 5215 Old Orchard Road, Suite 620, Skokie, Illinois 60077.

(3) This information has been obtained from a Schedule 13G filed on April 1, 2025 by Stephen Boyd Wiles. Consists of 4,003,553 shares of common stock held by Dr. Wiles. The business address for Dr. Wiles is 211 NE 54th Street, Suite 202, Kansas City, Missouri 64118.

(4) Consists of (i) 382,764 shares of common stock and (ii) 1,553,875 shares of common stock underlying options that are exercisable within 60 days of April 1, 2025.

(5) Consists of (i) 373,099 shares of common stock and (ii) 972,124 shares of common stock underlying options that are exercisable within 60 days of April 1, 2025.

(6) Consists of (i) 100,000 shares of common stock and (ii) 131,250 shares of common stock underlying options that are exercisable within 60 days of April 1, 2025

(7) Consists solely of common stock underlying options that are exercisable within 60 days of April 1, 2025.

(8) Consists of (i) 100,000 shares of common stock and (ii) 26,250 shares of common stock underlying options that are exercisable within 60 days of April 1, 2025.

(9) Consists of (i) 51,040 shares of common stock and (ii) 152,500 shares of common stock underlying options that are exercisable within 60 days of April 1, 2025.

(10) Consists of (i) 93,000 shares of common stock and (ii) 100,000 shares of common stock underlying options that are exercisable within 60 days of April 1, 2025.

(11) Consists of (i) 78,455 shares of common stock and (ii) 152,500 shares of common stock underlying options that are exercisable within 60 days of April 1, 2025.

(12) Consists of (i) 176,141 shares of common stock and (ii) 152,500 shares of common stock underlying options that are exercisable within 60 days of April 1, 2025.

(13) Consists of (i) 17,957 shares of common stock and (ii) 90,000 shares of common stock underlying options that are exercisable within 60 days of April 1, 2025.

(14) Consists of (i) 1,372,456 shares of common stock and (ii) 3,653,235 shares of common stock underlying options that are exercisable within 60 days of April 1, 2025.

EXECUTIVE COMPENSATION

We are a smaller reporting company. The following describes, under the scaled reporting rules applicable to smaller reporting companies, the compensation paid to our named executive officers for 2024 and 2023. Our named executive officers for 2024 are George Lasezkay, our President and Chief Executive Officer, Charles A. Deignan, our Chief Financial Officer, and Victor Chong, our Chief Medical Officer and EVP, Head of Research & Development.

SUMMARY COMPENSATION TABLE

				Non-Equity
			Option	Incentive Plan	All Other
		Salary	Awards	Compensation	Compensation		Total
Name and Principal Position	Year	($) (1)	($) (2)	($) (2)	($) (3)		($)
George Lasezkay	2024	547,200	451,788	287,417	18,468	(4)	1,304,873
President and Chief Executive Officer	2023	547,200	702,473	273,874	15,080		1,538,627
Charles A. Deignan	2024	409,000	205,592	156,238	11,250	(5)	782,080
Chief Financial Officer	2023	409,000	285,730	148,876	10,800		854,406
Victor Chong, M.D. (6)	2024	359,659	559,238	171,900	21,444	(7)	1,112,241
Chief Medical Officer

(1) Salary amounts represent actual amounts earned during the indicated year. See “—Narrative to Summary Compensation Table—Annual Base Salary” for a description of adjustments to base salaries made during the year.

(2) The amounts reflect the full grant date fair value for awards granted during the indicated year. The grant date fair values were computed in accordance with ASC Topic 718, Compensation—Stock Compensation. Unlike the calculations contained in our financial statements, these calculations do not give effect to any estimate of forfeitures related to service-based vesting, but assume that the executive will perform the requisite service for the awards to vest in full. Assumptions used in the calculation of these amounts are included in Note 9 to our financial statements included in our annual report on Form 10-K for the year ended December 31, 2024.

(3) Represents the actual amounts paid under the annual bonus incentive plan. See “Narrative to Summary Compensation Table—Annual Bonus” for a discussion of the annual bonus incentive plan.

(4) Amount includes (a) 401(k) matching contributions of $5,967, (b) allowance for mobile phones of $900, and (c) amounts paid for Dr. Lasezkay’s commuting expenses totaling $11,601.

(5) Amount includes (a) 401(k) matching contributions of $10,350 and (b) allowance for mobile phones of $900.

(6) Dr. Chong’s employment as our Chief Medical Officer and EVP, Head of Research & Development, began on March 18, 2024. Accordingly, Dr. Chong was not a named executive officer for 2023 and, as a result, his compensation for that year has been omitted pursuant to applicable to SEC rules and regulations.

(7) Amount includes (a) 401(k) matching contributions of $10,192, (b) allowance for mobile phones of $675 and (c) amounts paid for Dr. Chong’s commuting expenses totaling $10,577.

NARRATIVE TO SUMMARY COMPENSATION TABLE

We review compensation annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual and company performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short-and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives.

The Compensation Committee of our Board has historically determined our executives’ compensation. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, the Compensation Committee then recommends the compensation for each executive officer. Our Compensation Committee, without members of management present, discusses and ultimately approves the compensation of our executive officers.

Annual Base Salary

Our named executive officers’ base salaries are reviewed periodically by our Board, and adjustments may be made upon the recommendations of the Compensation Committee. The Compensation Committee approved the following 2024 and 2025 base salaries for our named executive officers, effective January 1 of the applicable year unless otherwise noted:

	2024 Annual Base		2025 Annual Base
Name	Salary ($)		Salary ($)
George Lasezkay	547,200		547,200
Charles A. Deignan	409,000		421,270
Victor Chong	359,659	(1)	472,500

(1) Dr. Chong was appointed Vice President, Chief Medical Officer in March 2024, and the amount shown represents a pro-rated portion of his annualized base salary of $450,000 for 2024.

Annual Bonus

We seek to motivate and reward our executives for achievements relative to our corporate goals and expectations for each year. Each named executive officer has a target bonus opportunity, defined as a percentage of his annual salary. For 2024 and 2025, the target bonus was and is as follows:

	2024 Target Bonus	2025 Target Bonus
	as a Percentage of	as a Percentage of
Name	Base Salary	Base Salary
George Lasezkay	55%	55%
Charles A. Deignan	40%	40%
Victor Chong	40%	40%

To reinforce the importance of integrated and collaborative leadership, our executives’ bonuses have historically been solely based on company performance; however, for 2025, we included an individual component as well, while continuing to tie the large majority (75%) of award opportunities to corporate performance.

For 2024, the corporate performance goals consisted of clinical development, business development and partnership goals as well as efforts to increase the company’s cash runway.

In January 2025, the Compensation Committee determined that 2024 corporate performance goals had been achieved at an 94% level in the aggregate and that individual performance had been achieved at the 100% level. The Compensation Committee determined bonuses by weighting achievement of corporate goals at 75% and individual performance at 25%. As a result, the Compensation Committee awarded bonuses for 2025 as follows:

2024
Bonus Payment
Name	($)
George Lasezkay	287,417
Charles A. Deignan	156,238
Victor Chong	171,900

The bonuses paid to the named executive officers for 2024 performance reflected in the table above are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

Long-Term Incentives

Our 2016 Equity Incentive Plan (the “2016 Plan”) authorizes us to make grants to eligible recipients of non-qualified stock options, incentive stock options, restricted stock awards, restricted stock units and other stock-based awards. All of our awards under the 2016 Plan have been in the form of stock options and restricted stock units. Since our initial public offering of our common stock in June 2016, all of our equity awards have been granted under our 2016 Plan.

We do not have a standardized policy for granting annual equity awards to our named executive officers. Our executives generally are awarded an initial grant upon commencement of employment or upon significant promotion. Additional grants may occur periodically in order to incentivize, reward and retain executives as the Board or Compensation Committee determines appropriate, taking into consideration the executive’s aggregate equity holdings. We are thoughtful in the use of our equity pool and resulting dilution to our stockholders; our named executive officers are not guaranteed an equity award grant each year.

We award stock options and restricted stock units on the date the Board or Compensation Committee approves the grant. All options are granted with a per share exercise price equal to no less than the fair market value of a share of our common stock on the date of grant of each award and generally have a term of no more than ten years from the date of grant, subject to earlier termination upon a termination of the holder’s service with us.

On January 8, 2025, we awarded Drs. Lasezkay and Chong and Mr. Deignan options to purchase 500,000, 250,000 and 200,000 shares of our common stock, respectively, with an exercise price of $0.973 per share. The shares underlying the options vest as to 25% of the shares one year from the date of grant, with the remainder vesting in 36 equal monthly installments thereafter, subject to the officer’s continued service through each applicable vesting date.

On March 18, 2024, we awarded Dr. Chong options to purchase 450,000 shares of our common stock with an exercise price of $1.56 per share. The shares underlying the options vest as to 25% of the shares one year from the date of grant, with the remainder vesting in 36 equal monthly installments thereafter, subject to Dr. Chong’s continued service through each applicable vesting date.

On January 18, 2024, we awarded Drs. Lasezkay and Mr. Deignan options to purchase 439,500, and 200,000 shares of our common stock, respectively, with an exercise price of $1.29 per share. The shares underlying the options vest as to 25% of the shares one year from the date of grant, with the remainder vesting in 36 equal monthly installments thereafter, subject to the officer’s continued service through each applicable vesting date.

The awards described above are subject to acceleration of vesting under certain circumstances as described in “—Employment Agreements and Potential Payments Upon Termination or Change in Control” below.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2024

The following table provides information about outstanding equity awards held by each of our named executive officers at December 31, 2024.

	Option Awards					Stock Awards
	Number of	Number of				Number		Market
	Securities	Securities				of Shares		Value of
	Underlying	Underlying				or Units		Shares or
	Unexercised	Unexercised		Option	Option	of Stock		Units of Stock
	Options (#)	Options (#)		Exercise	Expiration	That Have Not		That Have Not
Name	Exercisable	Unexercisable		Price ($)	Date	Vested (#)		Vested ($) (1)

George Lasezkay	22,500	—		7.96	8/7/2027
	11,250	—		10.74	6/19/2028
	250,000	—		1.40	4/6/2029
	198,750	—		2.37	1/7/2030
	278,817	5,933	(2)	4.01	1/17/2031
	213,281	79,219	(3)	2.19	1/17/2032
	233,593	253,907	(4)	1.48	1/3/2033
	84,500	115,500	(5)	0.849	9/17/2033
	—	439,500	(6)	1.29	1/17/2034
						24,375	(9)	23,156

Charles A. Deignan	31,818	—		5.57	12/2/2025
	30,000	—		6.49	7/20/2026
	96,000	—		8.90	12/14/2026
	96,000	—		5.89	12/7/2027
	100,000	—		1.24	2/4/2029
	75,000	—		2.37	1/7/2030
	191,564	4,076	(2)	4.01	1/17/2031
	101,171	37,579	(3)	2.19	1/17/2032
	89,843	97,657	(4)	1.48	1/3/2033
	42,250	57,750	(5)	0.849	9/17/2033
	—	200,000	(6)	1.29	1/17/2034
						24,090	(8)	22,886
						23,125	(10)	21,969

Victor Chong	—	450,000	(7)	1.56	3/17/2034

(1) The market value amount is calculated based on the closing price of our common stock of $0.95 at December 31, 2024.

(2) The shares underlying this option vested as to 25% of the shares on January 18, 2022, with the remainder vesting in 36 equal monthly installments thereafter, subject to the officer’s continued service through each applicable vesting date, and subject to acceleration of vesting as described in “—Employment Agreements and Potential Payments Upon Termination or Change in Control” below.

(3) The shares underlying this option vested as to 25% of the shares on January 18, 2023, with the remainder vesting in 36 equal monthly installments thereafter, subject to the officer’s continued service through each applicable vesting date, and subject to acceleration of vesting as described in “—Employment Agreements and Potential Payments Upon Termination or Change in Control” below.

(4) The shares underlying this option vested as to 25% of the shares on January 4, 2024, with the remainder vesting in 36 equal monthly installments thereafter, subject to the officer’s continued service through each applicable vesting date. The option held by each of Dr. Lasezkay and Mr. Deignan is subject to acceleration of vesting as described in “—Employment Agreements and Potential Payments Upon Termination or Change in Control” below.

(5) The shares underlying this option vested as to 33% of the shares on September 18, 2024, with the remainder vesting in 24 equal monthly installments thereafter, subject to the officer’s continued service through each applicable vesting date, and subject to acceleration of vesting as described in “—Employment Agreements and Potential Payments Upon Termination or Change in Control” below.

(6) The shares underlying this option vested as to 25% of the shares on January 18, 2025, with the remainder vesting in 36 equal monthly installments thereafter, subject to the officer’s continued service through each applicable vesting date, and subject to acceleration of vesting as described in “—Employment Agreements and Potential Payments Upon Termination or Change in Control” below.

(7) The shares underlying this option vested as to 25% of the shares on March 18, 2025, with the remainder vesting in 36 equal monthly installments thereafter, subject to the officer’s continued service through each applicable vesting date and subject to acceleration of vesting as described in “—Employment Agreements and Potential Payments Upon Termination or Change in Control” below.

(8) The unvested shares underlying this restricted stock unit award vest on January 18, 2025, subject to the officer’s continued service through such vesting date, and subject to acceleration of vesting as described in “—Employment Agreements and Potential Payments Upon Termination or Change in Control” below.

(9) The unvested shares underlying this restricted stock unit award vest on January 18, 2026, subject to Dr. Lasezkay’s continued service through such vesting date, and subject to acceleration of vesting as described in “—Employment Agreements and Potential Payments Upon Termination or Change in Control” below. This award previously included an additional 24,375 shares that were scheduled to vest on January 18, 2025; however, Dr. Lasezkay forfeited all right to vesting that portion of the award prior to December 31, 2024.

(10) The unvested shares underlying this restricted stock unit award vest in two equal annual installments on January 18, 2025 and January 18, 2026, subject to the officer’s continued service through such vesting date, and subject to acceleration of vesting as described in “—Employment Agreements and Potential Payments Upon Termination or Change in Control” below.

EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have entered into employment agreements with each of our named executive officers. Pursuant to these employment agreements, Drs. Lasezkay and Chong and Mr. Deignan are eligible to receive severance benefits in specified circumstances. We believe that reasonable severance benefits for our named executive officers are important because it may be difficult for them to find comparable employment within a short period of time following termination of employment. We also believe that it is important to protect our named executive officers in the event of a change in control transaction involving our company, as a result of which such officers might have their employment terminated. In addition, we believe that the interests of management should be aligned with those of our stockholders as much as possible, and we believe that providing protection upon a change in control is an appropriate counter to any disincentive the officers might otherwise perceive in regard to transactions that may be in the best interests of our stockholders.

These employment agreements have one-year terms and are renewable for successive one-year terms unless either we or the executive officer gives notice of non-renewal at least 60 days prior to the end of the term.

Severance Provisions for Dr. Lasezkay

In the event we terminate Dr. Lasezkay without cause, he resigns for good reason or we elect not to renew his employment agreement, then, upon execution and effectiveness of a settlement agreement and release of claims in a form acceptable to us, Dr. Lasezkay will be entitled to receive (a) an amount equal to 12 months of his annual base salary, less applicable deductions, payable in accordance with our normal payroll schedule, (b) if the termination occurs on or after July 1 of a given year, a portion of the bonus for which he would have been eligible had he worked for the full calendar year, calculated based on our determination of the achievement of target objectives and pro-rated to take into account the portion of the year he was employed by us, payable in a lump sum, and (c) reimbursement of the cost of health insurance premiums for 12 months or, if shorter, until he obtains reasonably comparable health insurance coverage. In addition, each equity award held by Dr. Lasezkay shall immediately vest and become exercisable, and the exercise period of each stock option will be extended through the date that is 12 months after the termination (or the original expiration date of the option, if earlier).

If we or our successor terminate Dr. Lasezkay without cause, he resigns for good reason or we elect not to renew his employment agreement within 12 months after a specified change in control or corporate transaction, then in lieu of the payments and benefits specified above, Dr. Lasezkay will be entitled to receive (a) an amount equal to 18 months of his annual base salary, less applicable deductions, payable in a lump sum, (b) an amount equal to 150% of the performance bonus he would be eligible to earn in the calendar year of termination, (c) reimbursement of the cost of health insurance premiums for 18 months or, if shorter, until he obtains reasonably comparable health insurance coverage. In addition, the equity awards held by Dr. Lasezkay at the time of termination shall immediately vest and become exercisable, and the exercise period of each stock option will be extended through the date that is 12 months after the termination (or the original expiration date of the option, if earlier).

Severance Provisions for Mr. Deignan

In the event we terminate Mr. Deignan without cause, he resigns for good reason or we elect not to renew his employment agreement, then, upon execution and effectiveness of a settlement agreement and release of claims in a form acceptable to us, Mr. Deignan will be entitled to receive (a) an amount equal to 12 months of his annual base salary, less applicable deductions, payable in accordance with our normal payroll schedule, (b) if the termination occurs on or after July 1 of a given year, a portion of the bonus for which he would have been eligible had he worked for the full calendar year, calculated based on our Board’s determination of the level of achievement of target objectives and pro-rated to take into account the portion of the year he was employed by us, (c) reimbursement of the cost of health insurance premiums for 12 months or, if shorter, until he obtains reasonably comparable health insurance coverage and (d) acceleration of vesting of each equity award held by him to the extent the award would have vested had he remained employed by us for 12 months following termination of employment.

If we or our successor terminate Mr. Deignan without cause, he resigns for good reason or we elect not to renew his employment agreement within 12 months after a specified change in control or corporate transaction, then in lieu of the payments and benefits specified above, Mr. Deignan will be entitled to receive (a) an amount equal to 18 months of his annual base salary, less applicable deductions, payable in a lump sum, (b) an amount equal to 150% of the performance bonus he would have been eligible to earn in the calendar year of termination, (c) reimbursement of the cost of health insurance premiums for 18 months or, if shorter, until he obtains reasonably comparable health insurance coverage, and (d) full acceleration of vesting of the equity awards held by Mr. Deignan at the time of termination.

Severance Provisions for Dr. Chong

In the event we terminate Dr. Chong without cause, he resigns for good reason or we elect not to renew his employment agreement, then, upon execution and effectiveness of a settlement agreement and release of claims in a form acceptable to us, Dr. Chong will be entitled to receive (a) an amount equal to 12 months of his annual base salary, less applicable deductions, payable in accordance with our normal payroll schedule, (b) if the termination occurs on or after July 1 of a given year, a portion of the performance bonus for which he would have been eligible had he worked for the full calendar year, calculated based on our Board’s determination of the level of achievement of target objectives and pro-rated to take into account the portion of the year he was employed by us, (c) reimbursement of the cost of health insurance premiums for 12 months or, if shorter, until he obtains reasonably comparable health insurance coverage and (d) acceleration of vesting of each equity award held by him to the extent the award would have vested had he remained employed by us for 12 months following termination of employment.

If we or our successor terminate Dr. Chong without cause, he resigns for good reason or we elect not to renew his employment agreement within three months prior to or 12 months after a specified change in control or corporate transaction, then in lieu of the payments and benefits specified above, Dr. Chong will be entitled to receive (a) an amount equal to 18 months of his annual base salary, less applicable deductions, payable in a lump sum, (b) an amount equal to 100% of the performance bonus he would have been eligible to earn in the calendar year of termination, (c) reimbursement of the cost of health insurance premiums for 12 months or, if shorter, until he obtains reasonably comparable health insurance coverage, and (d) full acceleration of vesting of the equity awards held by Dr. Chong at the time of termination.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For the most recently completed fiscal year, we did not use any “financial performance measures” as defined Item 402(v) of Regulation S-K to link compensation paid to our named executive officers (“NEOs”). Accordingly, we have omitted the tabular list of financial performance measures and the table below does not include a column for a “Company-Selected Measure” as defined in Item 402(v) of Regulation S-K. For further information regarding our compensation philosophy and how we seek to align executive compensation with our performance, refer to “Executive Compensation.”

					Value of Initial
			Average		Fixed $100
	Summary		Summary	Average	Investment Based
	Compensation	Compensation	Compensation	Compensation	On: Total
	Table Total for	Actually Paid to	Table Total for	Actually Paid to	Shareholder	Net Loss
Year	PEO	PEO	Non-PEO NEOs	Non-PEO NEOs	Return	(in thousands)
(a)	(b)	(c)	(d)	(e)	(f)	(h)
2024	$1,304,873	$1,075,605	$947,161	$754,392	$35	$(34,352)
2023	$1,538,627	$1,344,839	$608,953	$376,792	$43	$(32,485)
2022	$1,531,215	$424,987	$906,157	$270,269	$41	$(32,917)

(1) The dollar amounts reported in column (b) are the amounts of total compensation reported for Dr. Lasezkay (our Chief Executive Officer) (“PEO”) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation–Summary Compensation Table.”

(2) The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Dr. Lasezkay, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Dr. Lasezkay during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Dr. Lasezkay’s total compensation for each year to determine the compensation actually paid:

Reported
	Summary	Reported
	Compensation	Value of	Equity	Compensation
	Table Total	Equity	Awards	Actually Paid
Year	for PEO	Awards (a)	Adjustments (b)	to PEO
2024	$1,304,873	$(451,788)	$222,520	$1,075,605

(a) The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b) The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Value of
Dividends of
					Fair Value at	Other
					the End of	Earnings Paid
				Year over Year	the Prior	on Stock or
				Change in Fair	Year of	Option
		Year over Year	Fair Value	Value of	Equity	Awards not
		Change in Fair	as of Vesting	Equity Awards	Awards that	Otherwise
	Year End	Value of	Date of Equity	Granted in	Failed to	Reflected in
	Fair Value	Outstanding	Awards Granted	Prior Years	Meet Vesting	Fair Value or	Total
	of Equity	and Unvested	and Vested	that Vested	Conditions	Total	Equity Award
Year	Awards	Equity Awards	in the Year	in the Year	in the Year	Compensation	Adjustments
2024	$279,158	$(106,902)	$—	$50,264	$—	$—	$222,520

(3) The dollar amounts reported in column (d) represent the average of the amounts reported for the NEOs as a group (excluding our PEO) in the “Total” column of the Summary Compensation Table in each applicable year. The NEOs (excluding our PEO) included for purposes of calculating the average amounts are (i) Mr. Deignan and Dr. Ciulla for the years ended December 31, 2022 and December 31, 2023 and (ii) Mr. Deignan and Dr. Chong for the year ended December 31, 2024.

(4) The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding our PEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding our PEO) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding our PEO) for each year to determine the compensation actually paid, using the same methodology described above in Note (2):

Average
Reported
	Summary	Average
	Compensation	Reported	Average	Average
	Table Total	Value of	Equity	Compensation
	for Non-PEO	Equity	Awards	Actually Paid
Year	NEOs	Awards	Adjustments	to PEO
2024	$947,161	$(382,415)	$189,646	$754,392

(a) The amounts deducted or added in calculating the total average equity award adjustments are as follows:

					Average	Average Value
					Fair Value	of Dividends
					at the End	of Other
					of the Prior	Earnings Paid
				Year over Year	Year of	on Stock or
		Year over Year		Average	Equity	Option
		Average	Average	Change in Fair	Awards that	Awards not
	Average	Change in Fair	Fair Value as of	Value of Equity	Failed to	Otherwise
	Year End	Value of	Vesting Date of	Awards Granted	Meet	Reflected in	Total
	Fair Value	Outstanding	Equity Awards	in Prior Years	Vesting	Fair Value or	Average
	of Equity	and Unvested	Granted and Vested	that Vested in	Conditions	Total	Equity Award
Year	Awards	Equity Awards	in the Year	the Year	in the Year	Compensation	Adjustments
2024	$203,906	$(24,258)	$—	$9,998	$—	$—	$189,646

(5) Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our stock price at the end and the beginning of the measurement period by our stock price at the beginning of the measurement period.

(6) The dollar amounts reported represent the amount of net income (loss) reflected in our audited financial statements for the applicable year. Due to the fact that we did not have any revenue other than revenue associated with upfront and milestone payments under our license agreements during the periods presented, we do not use net income (loss) as a performance measure in our executive compensation program.

Analysis of the Information Presented in the Pay Versus Performance Table

As described in more detail above in “Executive Compensation” our executive compensation program reflects a performance-driven compensation philosophy. While we utilize several performance measures to align executive compensation with company performance, those company performance measures are not financial performance measures and are therefore not presented in the Pay Versus Performance table. Moreover, we generally seek to incentivize long-term performance, and therefore does not specifically align company performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.

Compensation Actually Paid and Net Income (Loss)

Because we had no revenue other than revenue associated with upfront and milestone payments under our license agreements during the periods presented, we do not use net income (loss) as a performance measure in our executive compensation program and we do not believe there is any meaningful relationship between our net income (loss) and compensation actually paid to our NEOs during the periods presented.

Compensation Actually Paid and Cumulative TSR

The chart below shows the relationship between the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs, on the one hand, to the Company’s cumulative TSR over the three years presented in the table, on the other.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent we specifically incorporate such information by reference.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

From time to time, we grant stock options to our employees, including our named executive officers. Historically, we have granted new-hire option awards on or soon after a new hire’s employment start date and annual refresh employee option grants in the first quarter of each fiscal year, which refresh grants are typically approved at the regularly scheduled meeting of the Compensation Committee occurring in such quarter. Also, non-employee directors receive automatic grants of initial and annual stock option awards, at the time of a director’s initial appointment or election to the board and at the time of each annual meeting of our stockholders, respectively, pursuant to our non-employee director compensation policy, as further described under the heading, “Non-Employee Director Compensation—Narrative to Director Compensation Table” below. We do not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features. The Compensation Committee considers whether there is any material nonpublic information about us when determining the timing of stock option grants and does not seek to time the award of stock options in relation to our public disclosure of material nonpublic information. We have not timed the release of material nonpublic information for the purpose of affecting the value of executive compensation.

NON-EMPLOYEE DIRECTOR COMPENSATION

DIRECTOR COMPENSATION TABLE

The following table shows for the year ended December 31, 2024 certain information with respect to the compensation of our non-employee directors. Dr. Lasezkay, our President and Chief Executive Officer, also served as a director during the year ended December 31, 2024 but did not receive any additional compensation for his services as a director. Dr. Lasezkay’s compensation is set forth above under “Executive Compensation—Summary Compensation Table.”

	Fees Earned or	Stock Option
	Paid in Cash	Awards	Total
Name	$	$ (1) (2)	$
Richard Croarkin	60,000	41,049	101,049
Jeffrey L. Edwards	57,500	41,049	98,549
Anthony S. Gibney (3)	35,944	110,665	146,609
William D. Humphries	40,000	41,049	81,049
Nancy J. Hutson, Ph.D.	52,500	41,049	93,549
Christy L. Shaffer, Ph.D.	55,000	41,049	96,049
Clay B. Thorp	76,667	41,049	117,716
Benjamin R. Yerxa, Ph.D.	52,500	41,049	93,549

(1) This column reflects the full grant date fair value for stock options granted during the year as measured pursuant to ASC Topic 718 as stock-based compensation in our consolidated financial statements. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting but assumes that the director will perform the requisite service for the award to vest in full. The assumptions we used in valuing the stock option awards are described in Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

(2) As of December 31, 2024, Messrs. Humphries, Edwards and Thorp and Dr. Shaffer each held options to purchase 197,500 shares of our common stock, Mr. Croarkin held options to purchase 214,736 shares of our common stock, Dr. Hutson held options to purchase 145,000 shares of our common stock, Dr. Yerxa held options to purchase 135,000 shares of our common stock, and Mr. Gibney held options to purchase 112,500 shares of our common stock. Dr. Lasezkay’s holdings are reported above in “Executive Compensation—Outstanding Equity Awards as of December 31, 2024.”

(3) Mr. Gibney was appointed as a director, effective April 15, 2024. The fees earned or paid in cash shown includes prorated amounts he received for service as a director subsequent to his appointment to the Board.

NARRATIVE TO DIRECTOR COMPENSATION TABLE

Under our non-employee director compensation policy, we pay each of our non-employee directors a cash retainer for service on the Board and for service on each committee on which the director is a member. The chairperson of the Board and of each committee receives an additional retainer for such service. These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on our Board.

The retainers paid to non-employee directors for service on the Board and for service on each committee of the Board are as follows:

		Chairperson
	Member Annual	Additional Annual
	Service Retainer	Service Retainer
Board of Directors	$40,000	$35,000
Audit Committee	10,000	10,000
Compensation Committee	7,500	7,500
Nominating and Corporate Governance Committee	5,000	5,000

We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our Board and committee meetings.

In addition, under our amended and restated director compensation policy as currently in effect, each non-employee director initially elected to our Board would receive an option to purchase 67,500 shares of our common stock. The shares underlying such option would vest in 36 equal monthly installments on the last day of each month, subject to the director’s continuous service through each vesting date. Further, on the date of each annual meeting of stockholders, including the 2025 Annual Meeting of Stockholders, each non-employee director that continues to serve as a non-employee member on our Board following such meeting would receive an option to purchase 45,000 shares of our common stock. The shares underlying each such option would vest in full on the earlier of the date immediately prior to the next annual meeting of stockholders or 12 months after the grant date, subject to the director’s continuous service through the vesting date. The exercise price of these options would equal the fair market value of our common stock on the date of grant.

Our amended and restated director compensation policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table shows information regarding our equity compensation plans as of December 31, 2024:

Weighted-
	Number of		average		Number of securities
	securities to be		exercise		remaining available for
	issued upon		price of		future issuance under
	exercise of		outstanding		equity compensation
	outstanding		options,		plans (excluding
	options, warrants		warrants and		securities reflected
Plan Category	and rights (a)		rights (b)		in column (a)) (c) (1)
Equity compensation plans approved by security holders	13,064,674	(2)	$2.41	(3)	172,497
Equity compensation plans not approved by security holders	17,236	(4)	$8.16		—
Total	13,081,910				172,497

(1) Consists of shares available for future issuance under our 2016 Plan and our 2016 Employee Stock Purchase Plan. Pursuant to the terms of our 2016 Plan, an additional 3,063,135 shares were added to the number of available shares effective January 1, 2025.

(2) Consists of shares underlying options and restricted stock units granted pursuant to our 2011 Stock Incentive Plan, as amended, and the 2016 Plan. For a description of such plans, please see Note 8 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

(3) The weighted-average exercise price includes 437,305 shares included in column (a) that are issuable upon vesting of restricted stock units which have no exercise price. The weighted average exercise price of the outstanding options was $2.46 per share as of December 31, 2024.

(4) Consists of shares issuable upon the exercise of an outstanding option granted to Richard Croarkin, a member of our Board of Directors, outside of any plan.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires executive officers, directors and persons who beneficially own more than 10% of a company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC.

Based solely on our review of electronic filings with the SEC of such reports and written representations from our executive officers and directors that no Form 5 is required, we believe that our executive officers and directors complied with all Section 16(a) filing requirements during the fiscal year ended December 31, 2024, except for a Form 3, which was filed timely on March 18, 2024 but inadvertently omitted the holdings of Dr. Victor Chong, our Chief Medical Officer, which shares were reported via an amendment to Form 3 filed on June 24, 2024.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board of Directors, will take into account the relevant available facts and circumstances including, but not limited to:

• the risks, costs and benefits to us;

• the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

• the availability of other sources for comparable services or products; and

• the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board of Directors, determines in the good faith exercise of its discretion.

CERTAIN RELATED PERSON TRANSACTIONS

Except as described below, there have been no transactions since January 1, 2023 to which we have been a participant in which the amount involved exceeded or will exceed $120,000 or, during such time as we qualify as a “smaller reporting company,” the lesser of (1) $120,000 or (2) 1% of the average of our total assets for the last two completed years, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Director Compensation.”

Registered Direct Offering

On February 6, 2024, we entered into a Securities Purchase Agreement with certain purchasers pursuant to which we sold (i) an aggregate of 11,111,111 shares of common stock and (ii) warrants to purchase up to 11,111,111 shares of common stock. The combined purchase price of each share of common stock and accompanying warrant was $1.35. The exercise price for the warrants is $1.62 per share. Bradford T. Whitmore, who, together with his affiliates, owns more than 5% of our common stock, purchased 444,444 shares of common stock and warrants to purchase up to 444,444 shares of common stock at an aggregate purchase price of $599,999.40 in this offering.

Master Services Agreement with Alcami Corporation, Inc.

On June 13, 2022, we entered into a Master Services Agreement (“MSA”) with Alcami. Under the MSA, Alcami provides services to us pursuant to work orders agreed upon by the parties from time to time relating to the manufacture of XIPERE and CLS-AX. William D. Humphries, one of our directors, served as the Chief Executive Officer of Alcami from June 2023 to January 2025. Under the terms of the MSA, we paid Alcami approximately $1.5 million and $0.8 million in the year ended December 31, 2023 and December 31, 2024, respectively. Although Mr. Humphries has not been involved with the negotiation or execution of the MSA or work orders between us and Alcami, consistent with our Related Party Transaction Policy, our Audit Committee reviewed these matters each quarter and approved these arrangements.

INDEMNIFICATION

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated certificate of incorporation and our bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our bylaws also provide our Board of Directors with discretion to indemnify our officers and employees when determined appropriate by the Board. In addition, our bylaws provide that, upon satisfaction of specified conditions, we are required to advance expenses incurred by a director in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our non-employee directors as determined by the Board of Directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors. We also maintain customary directors’ and officers’ liability insurance.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. Direct your written request to Clearside Biomedical, Inc., Attn: Corporate Secretary, 900 North Point Parkway, Suite 200, Alpharetta, Georgia 30005. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Additional Filings

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website www.clearsidebio.com and click on “Investors” under the “SEC Filings” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2024, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders by contacting Clearside Biomedical, Inc. by mail at 900 North Point Parkway, Suite 200, Alpharetta, Georgia 30005, by telephone at (678) 270-4005, or by email at ir@clearsidebio.com.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Charles Deignan

Chief Financial Officer

Dated: April [●], 2025

APPENDIX A

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CLEARSIDE BIOMEDICAL, INC.

Clearside Biomedical, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), certifies:

FIRST: The name of the corporation is Clearside Biomedical, Inc. (the “Company”).

SECOND: The Company’s original Certificate of Incorporation was filed on May 26, 2011. The Certificate of Incorporation was last amended and restated by the Fifth Amended and Restated Certificate of Incorporation on June 7, 2016, and last amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation on June 22, 2022 (together, the “Certificate”).

THIRD: The Company’s Board of Directors and stockholders, acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions approving the following amendments to the Certificate:

The second sentence of Article IV of the Certificate is deleted and replaced in its entirety with:

“The total number of shares of all classes of capital stock which the Company shall have authority to issue is four hundred ten million (410,000,000) shares, of which four hundred million (400,000,000) shares shall be Common Stock (the “Common Stock”), each having a par value of one-tenth of one cent ($0.001), and ten million (10,000,000) shares shall be Preferred Stock (the “Preferred Stock”), each having a par value of one-tenth of one cent ($0.001).”

FOURTH: All other provisions of the Certificate will remain in full force and effect.

FIFTH: This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL.

[Signature Page Follows]

A-1

IN WITNESS WHEREOF, this Certificate of Amendment to Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Company on [•], 2025.

Clearside Biomedical, Inc.

By:

Name: George Lasezkay

Title: Chief Executive Officer

A-2

CLEARSIDE BIOMEDICAL

P.O. BOX 8016, CARY, NC 27512-9903

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Clearside Biomedical, Inc.

Annual Meeting of Stockholders

for Stockholders of Record as of April 1, 2025

Friday, May 30, 2025 8:00 AM, Eastern Time

900 North Point Parkway, Suite 200, Alpharetta, GA 30005

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- Follow the simple instructions to record your vote

Phone:
1-866-291-7286
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints George Lasezkay and Charles Deignan (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Clearside Biomedical, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve) and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendation. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

CLEARSIDE BIOMEDICAL

Clearside Biomedical, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3 AND 4

PROPOSAL		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of Directors				
		FOR	WITHHOLD		
	1.01 Anthony S. Gibney	☐	☐		FOR
	1.02 George Lasezkay	☐	☐		FOR
	1.03 Christy L. Shaffer	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	Approval, on an advisory basis, of the compensation of the Company's named executive officers, as disclosed in the proxy statement.	☐	☐	☐	FOR
3.	Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐	FOR
4.	Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 200,000,000 shares to 400,000,000 shares.	☐	☐	☐	FOR

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, including any adjournment or postponement thereof.

☐ **Check here if you would like to attend the meeting in person.**

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ____________ Date

Signature (if held jointly) ____________ Date